Exhibit 3.1.45

Certificate of Limited Partnership

Name of Limited Partnership:

CARRABBA’S/TROPICAL COAST, LIMITED PARTNERSHIP

Business Address of Limited Partnership:

2202 N. WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. US 33607

Mailing Address of Limited Partnership:

2202 N. WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. US 33607

The name and Florida street address of the registered agent is:

JOSEPH J KADOW

2202 N. WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. 33607

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: /s/ JOSEPH J. KADOW

The latest date upon which the Limited Partnership is to be dissolved is:

1/24/2039

The name and address of all general partners are:

Title: G

CARRABBA’S ITALIAN GRILL, INC.

2202 N. WEST SHORE BLVD., 5TH FLOOR

TAMPA, FL. 33607 US

The effective date for this Limited Partnership shall be:

06/12/2003

Affidavit of Capital Contributions

For Florida Limited Partnership

The undersigned constituting all of the general partners of:

CARRABBA’S/TROPICAL COAST, LIMITED PARTNERSHIP

a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is:

0.00

The total amount contributed and anticipated to be contributed by the limited partners at this time totals:

25,000.00

Signed this Twelfth day of June, 2003

Under the penalties of perjury I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: /s/ JOSEPH J. KADOW, VP AND SECRETARY